                                                                      EXHIBIT 2

         SHARES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth the Share ownership as of December 30, 1997 of (i) shareholders who, to the knowledge of Safety-Kleen, owned beneficially more than 5% of the outstanding shares of Common Stock; (ii) each of Safety-Kleen's directors; (iii) each executive officer and (iv) Safety-Kleen's directors and executive officers as a group.

                                                     NUMBER OF
                                                       SHARES       PERCENTAGE OF
                                                    BENEFICIALLY     OUTSTANDING
                          NAME                        OWNED(1)        SHARES(2)
                          ----                      ------------    -------------
      FIVE PERCENT SHAREHOLDERS:
      FMR Corp.
       82 Devenonshire St., Boston, MA 02109.......  4,230,519          7.15%
      Emery Family Group:
        Joan Emery Lammers
         1801 Seminary St., Alton, IL 62002........  1,942,673(3)       3.28%
        William H. Emery II
         11388 SW Riverwoods Rd., Portland, OR
         97219.....................................  1,645,510          2.78%
        Lucy T. Otzen
         100 Anchor Drive, #472, N. Key Largo, FL
         33037.....................................  1,481,093(4)       2.50%
        Edward W. Emery, Jr.
         Route 18, Box 13, Bedford, IN 47421.......     69,621(5)        .12%
        Circle L. Enterprises L.P.
         Landmark Center, P.O. Box 1056,
          Lake Geneva, WI 53147....................  1,367,520(4)       2.31%
      DIRECTORS AND EXECUTIVE OFFICERS:
      Donald W. Brinckman..........................    907,105(6)       1.52%
      Hyman K. Bielsky.............................     75,914(7)          *
      Roy D. Bullinger.............................     80,325(8)          *
      Robert J. Burian.............................    145,348(9)          *
      Andrew A. Campbell...........................        --              *
      Michael H. Carney............................    155,918(10)         *
      Joseph Chalhoub..............................    375,071(11)         *
      David A. Dattilo.............................    143,522(12)         *
      Lawrence Davenport...........................     15,047(13)         *
      Richard T. Farmer............................     43,390(14)         *
      Scott E. Fore................................    110,452(15)         *
      Russell A. Gwillim...........................    198,493(16)         *
      F. Henry Habicht II..........................     67,345(17)         *
      Edgar D. Jannotta............................     67,500(14)         *
      John G. Johnson, Jr..........................    135,338(18)         *
      Scott D. Krill...............................      8,641(19)         *
      Karl G. Otzen................................  1,481,093(4)       2.50%
      Clark J. Rose................................     95,763(20)         *
      Laurence M. Rudnick..........................     53,816(21)         *
      Paul D. Schrage..............................     31,180(14)         *
      C. James Schulz..............................     23,050(22)         *
      Marcia E. Williams...........................     12,250(23)         *
      Robert W. Willmschen.........................     50,537(24)         *
      W. Gordon Wood...............................     71,317(14)         *
      All Directors and Officers as a Group (24
       persons)....................................  4,348,415(25)      7.13%

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*Denotes less than one percent of shares outstanding.

 (1) Under regulations of the Securities and Exchange Commission, persons who own or have the power to vote or dispose of shares, either alone or jointly with others, are deemed to be the beneficial owners of such shares. Such persons are also deemed to be the beneficial owners of shares beneficially owned by certain close family members.

 (2) Shares subject to options exercisable within 60 days of December 30, 1997 are considered outstanding for the purpose of determining the percent of the class held by the holder of such option, but not for the purpose of computing the percentage held by others.

 (3) The shares shown for Joan Emery Lammers include 683,760 shares contributed by or on behalf of Mrs. Lammers in December 1992 to Circle L Enterprises L.P. (the "Circle L Limited Partnership"). See Note (4).

 (4) Karl G. Otzen and Lucy T. Otzen (the "Otzens") are husband and wife. For purposes of this table, each is deemed to own shares owned by the other, and accordingly the same shares are shown opposite each of their names. In December 1992, the Otzens caused 683,760 of the shares shown opposite each of their names to be contributed to Circle L Limited Partnership. The general partner which controls the Partnership is a corporation in which Karl G. Otzen, Lucy T. Otzen, Joan Emery Lammers and her husband (the "Lammers") each own 25% of the voting stock and each occupies one of the four positions on the Board of Directors. Because the Otzens and Lammers share voting power over all of the shares held by the Partnership, each of them may be deemed to "own" all shares in the Partnership under the criteria governing this table. To enhance clarity of presentation, however, the shares contributed to the Partnership by Joan Emery Lammers are shown only opposite her name in the table and the shares contributed by the Otzens are shown only opposite their respective names. The shares shown opposite the Otzens' names also include: 757,721 shares owned by trusts of which the Otzens are co-trustees, 9,100 shares owned by a trust of which The Northern Trust Company is trustee and 30,000 shares subject to options exercisable by Karl G. Otzen within 60 days of December 30, 1997.

 (5) All shares are owned by a trust of which The Northern Trust Company is trustee.

 (6) Includes 73 shares owned by his wife, 537,492 shares subject to options exercisable within 60 days of December 30, 1997 and 1,265 shares held in Safety-Kleen's 401(k) plan as to which he does not have voting control.

 (7) Includes 71,537 shares subject to options exercisable within 60 days of December 30, 1997 and 1,692 shares held in Safety-Kleen's 401(k) plan as to which he does not have voting control.

 (8) Includes 69,587 shares subject to options exercisable within 60 days of December 30, 1997.

 (9) Includes 141,487 shares subject to options exercisable within 60 days of December 30, 1997.

(10) Includes 22,000 shares owned by his wife and 109,449 shares subject to options exercisable within 60 days of December 30, 1997.

(11) Includes 275,000 shares owned by Breslube Industries, Ltd. of which 100% is owned by Mr. Chalhoub. Also included are 59 shares owned by his wife, 75 shares owned by his son and 99,937 shares subject to options exercisable within 60 days of December 30, 1997.

(12) Includes 112,177 shares subject to options exercisable within 60 days of December 30, 1997.

(13) Includes 15,025 shares subject to options exercisable within 60 days of December 30, 1997 and 22 shares held in Safety-Kleen's 401(k) plan as to which he does not have voting control.

(14) Includes 30,000 shares subject to options exercisable within 60 days of December 30, 1997.

(15) Includes 21 shares owned by his wife and 108,187 shares subject to options exercisable within 60 days of December 30, 1997 and 336 shares held in Safety-Kleen's 401(k) plan as to which he does not have voting control.

(16) Includes 30,223 shares owned by his wife and 30,000 shares subject to options exercisable within 60 days of December 30, 1997. Mr. Gwillim is also a co-trustee for 45,827 shares held in an irrevocable trust for which he has no beneficial ownership; such shares are not included in the table.

(17) Includes 64,724 shares subject to options exercisable within 60 days of December 30, 1997 and 221 shares held in Safety-Kleen's 401(k) plan as to which he does not have voting control.

(18) Includes 130,912 shares subject to options exercisable within 60 days of December 30, 1997 and 539 shares held in the Company's 401(k) plan as to which he does not have voting control. Mr. Johnson resigned from the Company on August 8, 1997.

(19) Includes 8,249 shares subject to options exercisable within 60 days of December 30, 1997 and 292 shares held in Safety-Kleen's 401(k) plan as to which he does not have voting control.

(20) Includes 84,006 shares subject to options exercisable within 60 days of December 30, 1997.

(21) Includes 52,075 shares subject to options exercisable within 60 days of December 30, 1997.

(22) Includes 21,125 shares subject to options exercisable within 60 days of December 30, 1997.

(23) Includes 11,250 shares subject to options exercisable within 60 days of December 30, 1997.

(24) Includes 50,537 shares subject to options exercisable within 60 days of December 30, 1997.

(25) Includes 1,867,756 shares subject to options exercisable within 60 days of December 30, 1997 and 4,367 shares held in Safety-Kleen's 401(k) plan as to which they do not have voting control.

                                       3